Exhibit 99.1

Contacts:	For Media:	John Calagna
(212) 578-6252

	For Investors:	Edward Spehar
(212) 578-7888

METLIFE ANNOUNCES FIRST QUARTER 2016 RESULTS

NEW YORK, May 4, 2016 – MetLife, Inc. (NYSE: MET) today announced the following results for the first quarter of 2016:

First Quarter Results

MetLife reported operating earnings* of $1.3 billion, down 19 percent from the first quarter of 2015, and 17 percent on a constant currency basis*. On a per share basis, operating earnings were $1.20, down 17 percent from the prior year quarter. Operating earnings in the Americas decreased 18 percent, and 16 percent on a constant currency basis. Operating earnings in Asia decreased 7 percent, and 5 percent on a constant currency basis. Operating earnings in Europe, the Middle East and Africa (EMEA) decreased 10 percent, and 3 percent on a constant currency basis.

First quarter 2016 operating earnings included the following items:

•	variable investment income below the company’s 2016 quarterly plan range by $86 million, or $0.08 per share, after tax and the impact of deferred acquisition costs (DAC)

•	unfavorable catastrophe experience, which decreased operating earnings by $45 million, or $0.04 per share, after tax

•	a one-time tax benefit in Japan, partially offset by a tax charge in Chile, resulting in an overall increase in operating earnings of $10 million, or $0.01 per share, after tax

MetLife’s operating return on equity (ROE), excluding accumulated other comprehensive income (AOCI) other than foreign currency translation adjustments (FCTA)*, was 9.3 percent for the first quarter of 2016, and the company’s tangible operating ROE* was 11.3 percent.

On a GAAP basis, MetLife reported first quarter 2016 net income of $2.2 billion, or $1.98 per share. Net income includes $868 million, after tax, in net derivative gains, reflecting changes in interest rates, equity markets and foreign currencies. MetLife uses derivatives as part of its broader asset-liability management strategy to hedge certain risks, such as movements in interest rates, equity markets and foreign currencies. This hedging activity often generates derivative gains or losses and creates fluctuations in net income because the risk being hedged may not have the same GAAP accounting treatment.

The first quarter variance between operating earnings and net income reflects a favorable impact of $824 million, after-tax, related to asymmetrical and non-economic accounting.

Premiums, fees & other revenues* were $11.9 billion, down 1 percent, but essentially unchanged on a constant currency basis over the first quarter of 2015.

Book value, excluding AOCI other than FCTA*, was $53.31 per share, up 6 percent from $50.45 at March 31, 2015.

“While market headwinds remain, we experienced volume growth and underwriting results were solid,” said Steven A. Kandarian, chairman, president and CEO, MetLife, Inc. “We continue to make good progress on our initiatives to maximize shareholder value, including expense control and the planned separation of a substantial portion of the U.S. Retail business.”

FIRST QUARTER 2016 SUMMARY

($ in millions, except per share data)	Three months ended March 31
	2016	2015	Change
Premiums, fees & other revenues	$11,905	$12,050	(1)%
Total operating revenues	$16,611	$17,032	(2)%

Operating earnings	$1,329	$1,638	(19)%
Operating earnings per share	$1.20	$1.44	(17)%

Net income	$2,195	$2,128	3%
Net income per share	$1.98	$1.87	6%

Book value per share, excluding AOCI other than FCTA	$53.31	$50.45	6%
Book value per share – tangible common stockholders’ equity	$44.17	$41.32	7%
Book value per share	$67.10	$64.37	4%

*	Information regarding the non-GAAP and other financial measures included in this news release and the reconciliation of the non-GAAP financial measures to GAAP measures is provided in the Non-GAAP and Other Financial Disclosures discussion below, as well as in the tables that accompany this news release and/or the First Quarter 2016 Financial Supplement (which is available on the MetLife Investor Relations Web page at www.metlife.com).

BUSINESS DISCUSSIONS

All comparisons of the results for the first quarter of 2016 in the business discussions that follow are with the first quarter of 2015, unless otherwise noted.

THE AMERICAS

Total operating earnings for the Americas were $1.1 billion, down 18 percent, and 16 percent on a constant currency basis, due to unfavorable market performance, lower investment margins, and higher catastrophe losses in property & casualty. Operating return on allocated equity* was 11.7 percent, and operating return on allocated tangible equity* was 13 percent. Premiums, fees & other revenues were $9.2 billion, essentially unchanged from the first quarter of 2015, and up 2 percent on a constant currency basis. Excluding pension risk transfers, premiums, fees & other revenues were also essentially unchanged from the first quarter of 2015, and up 2 percent on a constant currency basis.

Retail

Operating earnings for Retail were $532 million, down 19 percent, impacted by unfavorable market performance, lower investment margins, and higher catastrophes in property & casualty, partially offset by improved underwriting results. Premiums, fees & other revenues were $3.1 billion, down 4 percent, putting pressure on expense margins. Retail life sales* were down 5 percent, and Retail annuity sales were up 14 percent.

Group, Voluntary & Worksite Benefits

Operating earnings for Group, Voluntary & Worksite Benefits were $174 million, down 24 percent, mostly due to a comparatively strong underwriting result in the first quarter of 2015, and lower investment margins in the first quarter of 2016. Premiums, fees & other revenues were $4.6 billion, up 4 percent, due to increases in both group and voluntary products. Sales were up 28 percent across both group and voluntary products.

Corporate Benefit Funding

Operating earnings for Corporate Benefit Funding were $295 million, down 20 percent, due to lower investment margins. Premiums, fees & other revenues were $508 million, down 6 percent. Excluding pension risk transfers, premiums, fees & other revenues were up 2 percent.

Latin America

Operating earnings for Latin America were $137 million, up 5 percent, and 32 percent on a constant currency basis, driven by volume growth, and favorable investment and underwriting margins. Operating earnings were negatively impacted by the previously mentioned one-time tax charge in Chile. Premiums, fees & other revenues were $966 million, down 4 percent, but up 14 percent on a constant currency basis. U.S. direct premiums, fees & other revenues were up 35 percent, while Latin America premiums, fees & other revenues were up 12 percent on a constant currency basis. Total sales for the region were unchanged on a constant currency basis, as higher Latin America sales were offset by lower U.S. direct sales.

ASIA

Operating earnings for Asia were $305 million, down 7 percent, and 5 percent on a constant currency basis, including the impact of the previously mentioned favorable tax item in Japan, as well as lower variable investment income in the region. Volume growth was more than offset by expected lower fixed annuity surrenders in Japan and higher project costs and other expenses in the region. Operating return on allocated equity was 11 percent, and operating return on allocated tangible equity was 19 percent. Premiums, fees & other revenues in Asia were $2.0 billion, down 7 percent on both a reported and constant currency basis. Excluding the impact of the deconsolidation of our India operations and the withdrawal in Japan of single premium accident & health Yen products in 2015, premiums, fees & other revenues were up 2 percent on a constant currency basis. Total sales for the region were down 10 percent on a constant currency basis, reflecting the impact of management actions to improve value in targeted markets. This includes actions in Japan, such as the planned reduction in Yen life sales, which were down 35 percent on a constant currency basis, and a shift to sales of foreign currency life policies, which were up 53 percent on a constant currency basis.

EMEA

Operating earnings for EMEA were $63 million, down 10 percent, and 3 percent on a constant currency basis. The first quarter of 2015 benefitted from favorable underwriting margins and lower expenses. Volume growth in the first quarter of 2016 was in line with expectations. Operating return on allocated equity was 7.8 percent, and operating return on allocated tangible equity was 13.5 percent. Premiums, fees & other revenues were $615 million, down 1 percent, but up 3 percent on a constant currency basis. Total sales for the region increased 3 percent on a constant currency basis, driven by growth in employee benefits in the Middle East and accident & health products across the region.

INVESTMENTS

Net investment income was $4.7 billion, down 6 percent. Variable investment income was $165 million ($109 million, after tax and DAC), compared to $371 million ($241 million, after tax and DAC) in the first quarter of 2015, mostly due to weak hedge fund performance.

Interest rates and foreign currencies drove derivative net gains of $634 million, after tax and other adjustments. Derivative net gains in the first quarter of 2015 were $394 million, after tax and other adjustments.

CORPORATE & OTHER

Corporate & Other had an operating loss of $177 million compared to an operating loss of $140 million in the first quarter of 2015.

Conference Call

MetLife will hold its first quarter 2016 earnings conference call and audio webcast on Thursday, May 5, 2016, from 8-9 a.m. (EDT). The conference call will be available live via telephone and the Internet. To listen via telephone, dial 800-401-8436 (U.S.) or 612-288-0340 (outside the U.S.). To listen to the conference call via the Internet, visit www.metlife.com through a link on the Investor Relations page. Those who want to listen to the call via telephone or the Internet should dial in or go to the website at least 15 minutes prior to the call to register, and/or download and install any necessary audio software.

The conference call will be available for replay via telephone and the Internet beginning at 10 a.m. (EDT) on Thursday, May 5, 2016, until Thursday, May 12, 2016, at 11:59 p.m. (EDT). To listen to a replay of the conference call via telephone, dial 800-475-6701 (U.S.) or 320-365-3844 (outside the U.S.). The access code for the replay is 370607. To access the replay of the conference call over the Internet, visit the above-mentioned website.

A brief video of CFO John Hele discussing first quarter 2016 results can be viewed shortly after the issuance of this news release at www.metlife.com/earningsvideo.

About MetLife

MetLife, Inc. (NYSE: MET), through its subsidiaries and affiliates (“MetLife”), is one of the largest life insurance companies in the world. Founded in 1868, MetLife is a global provider of life insurance, annuities, employee benefits and asset management. Serving approximately 100 million customers, MetLife has operations in nearly 50 countries and holds leading market positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.

Non-GAAP and Other Financial Disclosures

Any references in this news release (except in this section and the tables that accompany this release) to:		should be read as, respectively:

(i)	net income (loss);	(i)	net income (loss) available to MetLife, Inc.’s common shareholders;

(ii)	net income (loss) per share;	(ii)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;

(iii)	operating earnings;	(iii)	operating earnings available to common shareholders;

(iv)	operating earnings per share;	(iv)	operating earnings available to common shareholders per diluted common share;

(v)	book value per share;	(v)	book value per common share;

(vi)	book value per share, excluding accumulated other comprehensive income (loss) (AOCI) other than foreign currency translation adjustments (FCTA);	(vi)	book value per common share, excluding AOCI other than FCTA;

(vii)	book value per share-tangible common stockholders’ equity;	(vii)	book value per common share-tangible common stockholders’ equity;

(viii)	premiums, fees and other revenues;	(viii)	premiums, fees and other revenues (operating);

(ix)	operating return on equity, excluding AOCI other than FCTA; and	(ix)	operating return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA; and

(x)	tangible operating return on equity.	(x)	operating return on MetLife, Inc.’s tangible common stockholders’ equity.

In this news release, MetLife presents certain measures of its performance that are not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). MetLife believes that these non-GAAP financial measures enhance the understanding of MetLife’s performance by highlighting the results of operations and the underlying profitability drivers of the business. The following non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with GAAP:

Non-GAAP financial measures:		Comparable GAAP financial measures:

(i)	operating revenues;	(i)	GAAP revenues;

(ii)	operating expenses;	(ii)	GAAP expenses;

(iii)	operating earnings;	(iii)	income (loss) from continuing operations, net of income tax;

(iv)	operating earnings available to common shareholders;	(iv)	net income (loss) available to MetLife, Inc.’s common shareholders;

(v)	operating earnings available to common shareholders, adjusted for total notable items;	(v)	net income (loss) available to MetLife, Inc.’s common shareholders;

(vi)	operating earnings available to common shareholders per diluted common share;	(vi)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;

(vii)	investment portfolio gains (losses);	(vii)	net investment gains (losses);

(viii)	derivative gains (losses);	(viii)	net derivative gains (losses);

(ix)	MetLife, Inc.’s tangible common stockholders’ equity;	(ix)	MetLife, Inc.’s stockholders’ equity;

(x)	MetLife, Inc.’s tangible common stockholders’ equity, adjusted for total notable items;	(x)	MetLife, Inc.’s stockholders’ equity;

(xi)	MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA;	(xi)	MetLife, Inc.’s stockholders’ equity;

(xii)	MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA, adjusted for total notable items; and	(xii)	MetLife, Inc.’s stockholders’ equity; and

(xiii)	free cash flow of all holding companies.	(xiii)	MetLife, Inc.’s net cash provided by operating activities.

Reconciliations of these measures to the most directly comparable GAAP measures are included in this earnings news release and in this period’s quarterly financial supplement.

MetLife’s definitions of the various non-GAAP and other financial measures discussed in this new release may differ from those used by other companies:

Operating earnings is the measure of segment profit or loss that MetLife uses to evaluate segment performance and allocate resources. Consistent with GAAP guidance for segment reporting, operating earnings is MetLife’s measure of segment performance. Operating earnings is also a measure by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans.

Operating earnings is defined as operating revenues less operating expenses, both net of income tax. Operating earnings available to common shareholders is defined as operating earnings less preferred stock dividends.

Operating revenues and operating expenses exclude results of discontinued operations and other businesses that have been or will be sold or exited by MetLife and are referred to as divested businesses. In addition, for the three months ended March 31, 2016, operating revenues and operating expenses exclude the financial impact of converting MetLife’s Japan operations to calendar-year end reporting without retrospective application of this change to prior periods and is referred to as lag elimination. Operating revenues also excludes net investment gains (losses) (NIGL) and net derivative gains (losses) (NDGL). Operating expenses also excludes goodwill impairments.

The following additional adjustments are made to GAAP revenues, in the line items indicated, in calculating operating revenues:

•	Universal life and investment-type product policy fees excludes the amortization of unearned revenue related to NIGL and NDGL and certain variable annuity guaranteed minimum income benefits (GMIB) fees (GMIB fees);

•	Net investment income: (i) includes amounts for earned income on derivatives and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments but do not qualify for hedge accounting treatment, (ii) includes income from discontinued real estate operations, (iii) excludes post-tax operating earnings adjustments relating to insurance joint ventures accounted for under the equity method, (iv) excludes certain amounts related to contractholder-directed unit-linked investments, and (v) excludes certain amounts related to securitization entities that are variable interest entities (VIEs) consolidated under GAAP; and

•	Other revenues are adjusted for settlements of foreign currency earnings hedges.

The following additional adjustments are made to GAAP expenses, in the line items indicated, in calculating operating expenses:

•	Policyholder benefits and claims and policyholder dividends excludes: (i) changes in the policyholder dividend obligation related to NIGL and NDGL, (ii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass through adjustments, (iii) benefits and hedging costs related to GMIBs (GMIB costs), and (iv) market value adjustments associated with surrenders or terminations of contracts (Market value adjustments);

•	Interest credited to policyholder account balances includes adjustments for earned income on derivatives and amortization of premium on derivatives that are hedges of policyholder account balances but do not qualify for hedge accounting treatment and excludes amounts related to net investment income earned on contractholder-directed unit-linked investments;

•	Amortization of DAC and value of business acquired (VOBA) excludes amounts related to: (i) NIGL and NDGL, (ii) GMIB fees and GMIB costs and (iii) Market value adjustments;

•	Amortization of negative VOBA excludes amounts related to Market value adjustments;

•	Interest expense on debt excludes certain amounts related to securitization entities that are VIEs consolidated under GAAP; and

•	Other expenses excludes costs related to: (i) noncontrolling interests, (ii) implementation of new insurance regulatory requirements, and (iii) acquisition, integration and other costs.

Operating earnings also excludes the recognition of certain contingent assets and liabilities that could not be recognized at acquisition or adjusted for during the measurement period under GAAP business combination accounting guidance. In addition to the tax impact of the adjustments mentioned above, provision for income tax (expense) benefit also includes the impact related to the timing of certain tax credits, as well as certain tax reforms.

The following additional information is relevant to an understanding of MetLife’s performance results:

•	MetLife, Inc.’s tangible common stockholders’ equity or tangible equity - MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses) and defined benefit plans adjustment components of AOCI reduced by the impact of goodwill, value of distribution agreements (VODA) and value of customer relationships acquired (VOCRA), all net of income tax.

•	MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA - MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses) and defined benefit plans adjustment components of AOCI, net of income tax.

•	Allocated equity - portion of MetLife, Inc.’s common stockholders’ equity that management allocates to each of its segments and sub-segments based on local capital requirements and economic capital. Economic capital is an internally developed risk capital model, the purpose of which is to measure the risk in the business and to provide a basis upon which capital is deployed. MetLife management periodically reviews this model to ensure that it remains consistent with emerging industry practice standards and the local capital requirements; allocated equity may be adjusted if warranted by such review. Allocated equity excludes the impact of AOCI other than FCTA.

•	Operating return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA - operating earnings available to common shareholders divided by MetLife, Inc.’s average common stockholders’ equity, excluding AOCI other than FCTA.

•	Operating return on MetLife, Inc.’s tangible common stockholders’ equity - operating earnings available to common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by MetLife, Inc.’s average tangible common stockholders’ equity.

•	Operating return on MetLife, Inc.’s common stockholders’ equity - operating earnings available to common shareholders divided by MetLife, Inc.’s average common stockholders’ equity.

•	Return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA - net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.’s average common stockholders’ equity, excluding AOCI other than FCTA.

•	Return on MetLife, Inc.’s tangible common stockholders’ equity - net income (loss) available to MetLife, Inc.’s common shareholders, excluding goodwill impairment and amortization of VODA and VOCRA, net of income tax, divided by MetLife, Inc.’s average tangible common stockholders’ equity.

•	Return on MetLife, Inc.’s common stockholders’ equity - net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.’s average common stockholders’ equity.

•	Operating return on allocated equity - operating earnings available to common shareholders divided by allocated equity.

•	Operating return on allocated tangible equity - operating earnings available to common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by allocated tangible equity.

•	Return on allocated equity - net income (loss) available to MetLife, Inc.’s common shareholders divided by allocated equity.

•	Return on allocated tangible equity - net income (loss) available to MetLife, Inc.’s common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by allocated tangible equity.

•	Operating expense ratio - calculated by dividing operating expenses (other expenses, net of capitalization of DAC) by operating premiums, fees and other revenues.

•	Statistical sales information for Retail- Life sales are calculated using the LIMRA definition of sales for core direct sales, excluding company-sponsored internal exchanges, corporate-owned life insurance, bank-owned life insurance, and private placement variable universal life insurance. Annuity sales consist of statutory premiums direct and assumed, excluding company sponsored internal exchanges. Sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity.

•	Statistical sales information for Latin America, Asia and EMEA - calculated using 10% of single-premium deposits (mainly from retirement products such as variable annuity, fixed annuity and pensions), 20% of single-premium deposits from credit insurance and 100% of annualized full-year premiums and fees from recurring-premium policy sales of all products (mainly from risk and protection products such as individual life, accident &health and group). Sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity.

•	All comparisons on a constant currency basis reflect the impact of changes in foreign currency exchange rates and are calculated using the average foreign currency exchange rates for the current period and are applied to each of the comparable periods.

•	Volume growth, as discussed in the context of business growth, is the period over period percentage change in operating earnings available to common shareholders attributable to operating premiums, fees and other revenues and assets under management levels, applying a model in which certain margins and factors are held constant. The most significant of such items are underwriting margins, investment margins, changes in equity market performance, expense margins and the impact of changes in foreign currency exchange rates.

•	Asymmetrical and non-economic accounting refer to: (i) the portion of net derivative gains (losses) on embedded derivatives attributable to the inclusion of MetLife’s credit spreads in the liability valuations, (ii) hedging activity that generates net derivative gains (losses) and creates fluctuations in net income because hedge accounting cannot be achieved and the item being hedged does not a have an offsetting gain or loss recognized in earnings,(iii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass through adjustments, and (iv) impact of changes in foreign currency exchange rates on the re-measurement of foreign denominated unhedged funding agreements and financing transactions to the U.S. dollar and the re-measurement of certain liabilities from non-functional currencies to functional currencies.

•	MetLife uses a measure of free cash flow to facilitate an understanding of its ability to generate cash for reinvestment into its businesses or use in discretionary capital actions. MetLife defines free cash flow as the sum of cash available at MetLife’s holding companies from dividends from operating subsidiaries, expenses and other net flows of the holding companies, and net contributions from debt to be at or below target leverage ratios. This measure of free cash flow is prior to discretionary capital deployment, including common stock dividends and repurchases, debt reduction and mergers and acquisitions. Free cash flow should not be viewed as a substitute for net cash provided by (used in) operating activities calculated in accordance with GAAP. The free cash flow ratio is typically expressed as a percentage of annual operating earnings available to common shareholders.

Forward-Looking Statements

This news release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning, or are tied to future periods, in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission (the SEC). These factors include: (1) difficult conditions in the global capital markets; (2) increased volatility and disruption of the global capital and credit markets, which may affect our ability to meet liquidity needs and access capital, including through our credit facilities, generate fee income and market-related revenue and finance statutory reserve requirements and may require us to pledge collateral or make payments related to declines in value of specified assets, including assets supporting risks ceded to certain of our captive reinsurers or hedging arrangements associated with those risks; (3) exposure to global financial and capital market risks, including as a result of the disruption in Europe and possible withdrawal of one or more countries from the Euro zone; (4) impact on us of comprehensive financial services regulation reform, including potential regulation of MetLife, Inc. as a non-bank systemically important financial institution, or otherwise; (5) numerous rulemaking initiatives required or permitted by the Dodd-Frank Wall Street Reform and Consumer Protection Act which may impact how we conduct our business, including those compelling the liquidation of certain financial institutions; (6) regulatory, legislative or tax changes relating to our insurance, international, or other operations that may affect the cost of, or demand for, our products or services, or increase the cost or administrative burdens of providing benefits to employees; (7) adverse results or other consequences from litigation, arbitration or regulatory investigations; (8) our ability to address difficulties, unforeseen liabilities, asset impairments, or rating agency actions arising from (a) business acquisitions and integrating and managing the growth of such acquired businesses, (b) dispositions of businesses via sale, initial public offering, spin-off or otherwise, (c) entry into joint ventures, or (d) legal entity reorganizations; (9) potential liquidity and other risks resulting from our participation in a securities lending program and other transactions; (10) investment losses and defaults, and changes to investment valuations; (11) changes in assumptions related to investment valuations, deferred policy acquisition costs, deferred sales inducements, value of business acquired or goodwill; (12) impairments of goodwill and realized losses or market value impairments to illiquid assets; (13) defaults on our mortgage loans; (14) the defaults or deteriorating credit of other financial institutions that could adversely affect us; (15) economic, political, legal, currency and other risks relating to our international operations, including with respect to fluctuations of exchange rates; (16) downgrades in our claims paying ability, financial strength or credit ratings; (17) a deterioration in the experience of the “closed block” established in connection with the reorganization of Metropolitan Life Insurance Company; (18) availability and effectiveness of reinsurance or indemnification arrangements, as well as any default or failure of counterparties to perform; (19) differences between actual claims experience and underwriting and reserving assumptions; (20) ineffectiveness of risk management policies and procedures; (21) catastrophe losses; (22) increasing cost and limited market capacity for statutory life insurance reserve financings; (23) heightened competition, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors, and for personnel; (24) exposure to losses related to variable annuity guarantee benefits, including from significant and sustained downturns or extreme volatility in equity markets, reduced interest rates, unanticipated policyholder behavior, mortality or longevity, and the adjustment for nonperformance risk; (25) regulatory and other restrictions affecting MetLife, Inc.’s ability to pay dividends and repurchase common stock; (26) MetLife, Inc.’s primary reliance, as a holding company, on dividends from its subsidiaries to meet its free cash flow targets and debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (27) the possibility that MetLife, Inc.’s Board of Directors may influence the outcome of stockholder votes through the voting provisions of the MetLife Policyholder Trust; (28) changes in accounting standards, practices and/or policies; (29) increased expenses relating to pension and postretirement benefit plans, as well as health care and other employee benefits; (30) inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others; (31) inability to attract and retain sales representatives; (32) provisions of laws and our incorporation documents may delay, deter or prevent takeovers and corporate combinations involving MetLife; (33) the effects of business disruption or economic contraction due to disasters such as terrorist attacks, cyberattacks, other hostilities, or natural catastrophes, including any related impact on the value of our investment portfolio, our disaster recovery systems, cyber- or other information security systems and management continuity planning; (34) the effectiveness of our programs and practices in avoiding giving our associates incentives to take excessive risks; and (35) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the SEC.

MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.

MetLife, Inc.

Consolidated Statements of Operating Earnings Available to Common Shareholders

(Unaudited)

	For the Three Months Ended March 31,
	2016	2015
	(In millions)
OPERATING REVENUES
Premiums	$9,267	$9,253
Universal life and investment-type product policy fees	2,151	2,294
Net investment income	4,706	4,982
Other revenues	487	503

Total operating revenues	16,611	17,032

OPERATING EXPENSES
Policyholder benefits and claims and policyholder dividends	9,593	9,447
Interest credited to policyholder account balances	1,301	1,331
Capitalization of DAC	(876)	(968)
Amortization of DAC and VOBA	881	953
Amortization of negative VOBA	(67)	(90)
Interest expense on debt	312	297
Other expenses	3,710	3,800

Total operating expenses	14,854	14,770

Operating earnings before provision for income tax	1,757	2,262
Provision for income tax expense (benefit)	422	594

Operating earnings	1,335	1,668
Preferred stock dividends	6	30

OPERATING EARNINGS AVAILABLE TO COMMON SHAREHOLDERS	$1,329	$1,638

Reconciliation to Net Income (Loss) and Financial Statement Line Item Adjustments from GAAP
Operating earnings	$1,335	$1,668
Adjustments from operating earnings to income (loss) from continuing operations, net of income tax:
Net investment gains (losses) (1)	15	286
Net derivative gains (losses) (1)	1,335	821
Premiums	426	—
Universal life and investment-type product policy fees	193	100
Net investment income	(147)	479
Other revenues	—	(8)
Policyholder benefits and claims and policyholder dividends (1)	(400)	(149)
Interest credited to policyholder account balances	(25)	(664)
Capitalization of DAC	105	—
Amortization of DAC and VOBA (1)	(114)	(72)
Amortization of negative VOBA	32	10
Interest expense on debt	—	(1)
Other expenses	(255)	(5)
Goodwill impairment	—	—
Provision for income tax (expense) benefit (1)	(297)	(302)

Income (loss) from continuing operations, net of income tax	2,203	2,163
Income (loss) from discontinued operations, net of income tax	—	—

Net income (loss)	2,203	2,163
Less: Net income (loss) attributable to noncontrolling interests	2	5

Net income (loss) attributable to MetLife, Inc.	2,201	2,158
Less: Preferred stock dividends	6	30
Less: Preferred stock repurchase premium	—	—

Net income (loss) available to MetLife, Inc.’s common shareholders	$2,195	$2,128

See footnotes on last page.

MetLife, Inc.

(Unaudited)

	For the Three Months Ended March 31,
	2016		2015
	Earnings Per Weighted Average Common Shares Diluted (2)		Earnings Per Weighted Average Common Shares Diluted (2)
	(In millions, except per share data)
Reconciliation to Net Income (Loss) Available to MetLife, Inc.’s Common Shareholders
Operating earnings available to common shareholders, adjusted for total notable items	$1,450	$1.31	$1,654	$1.46
Add: Total notable items	(121)	(0.11)	(16)	(0.01)

Operating earnings available to common shareholders	$1,329	$1.20	$1,638	$1.44
Adjustments from operating earnings available to common shareholders to net income (loss) available to MetLife, Inc.’s common shareholders:
Add: Net investment gains (losses)	15	0.01	286	0.25
Add: Net derivative gains (losses)	1,335	1.20	821	0.72
Add: Goodwill impairment	—	—	—	—
Add: Other adjustments to continuing operations	(185)	(0.16)	(310)	(0.27)
Add: Provision for income tax (expense) benefit	(297)	(0.27)	(302)	(0.27)
Add: Income (loss) from discontinued operations, net of income tax	—	—	—	—
Less: Net income (loss) attributable to noncontrolling interests	2	—	5	—
Less: Preferred stock repurchase premium	—	—	—	—

Net income (loss) available to MetLife, Inc.’s common shareholders	$2,195	$1.98	$2,128	$1.87

Weighted average common shares outstanding - diluted		1108.6		1135.8

	For the Three Months Ended March 31,
	2016	2015
	(In millions)
Reconciliation to GAAP Premiums, Fees and Other Revenues
Total operating premiums, fees and other revenues	$11,905	$12,050
Add: Adjustments to premiums, fees and other revenues	619	92

Total premiums, fees and other revenues	$12,524	$12,142

Reconciliation to GAAP Revenues and GAAP Expenses
Total operating revenues	$16,611	$17,032
Add: Net investment gains (losses)	15	286
Add: Net derivative gains (losses)	1,335	821
Add: Adjustments related to net investment gains (losses) and net derivative gains (losses)	25	4
Add: Other adjustments to revenues	447	567

Total revenues	$18,433	$18,710

Total operating expenses	$14,854	$14,770
Add: Adjustments related to net investment gains (losses) and net derivative gains (losses)	6	95
Add: Goodwill impairment	—	—
Add: Other adjustments to expenses	651	786

Total expenses	$15,511	$15,651

See footnotes on last page.

MetLife, Inc.

(Unaudited)

	March 31,
Book Value (3)	2016	2015
Book value per common share	$67.10	$64.37
Less: Net unrealized investment gains (losses), net of income tax	15.63	15.94
Less: Defined benefit plans adjustment, net of income tax	(1.84)	(2.02)

Book value per common share, excluding AOCI other than FCTA	$53.31	$50.45
Less: Goodwill, net of income tax	8.70	8.61
Less: VODA and VOCRA, net of income tax	0.44	0.52

Book value per common share—tangible common stockholders’ equity	$44.17	$41.32

Common shares outstanding, end of period (In millions)	1,098.5	1,114.3

	For the Three Months Ended March 31,
Return on Equity (4)	2016	2015
Operating return on MetLife, Inc.’s:
Common stockholders’ equity	7.6%	9.2%
Common stockholders’ equity, excluding AOCI other than FCTA	9.3%	11.7%
Common stockholders’ equity, excluding AOCI other than FCTA, adjusted for total notable items	10.0%	11.8%
Tangible common stockholders’ equity	11.3%	14.4%
Tangible common stockholders’ equity, adjusted for total notable items	12.1%	14.6%

Return on MetLife, Inc.’s:
Common stockholders’ equity	12.6%	12.0%
Common stockholders’ equity, excluding AOCI other than FCTA	15.3%	15.2%
Tangible common stockholders’ equity	18.6%	18.7%

Operating Return on Allocated Equity:
Americas	11.7%	14.1%
Asia	11.0%	11.4%
EMEA	7.8%	8.4%

Operating Return on Allocated Tangible Equity:
Americas	13.0%	15.9%
Asia	19.0%	19.6%
EMEA	13.5%	15.4%

Return on Allocated Equity:
Americas	11.4%	18.0%
Asia	31.3%	12.1%
EMEA	9.1%	7.8%

Return on Allocated Tangible Equity:
Americas	12.6%	20.2%
Asia	53.7%	20.8%
EMEA	15.6%	14.4%

See footnotes on last page.

MetLife, Inc.

Reconciliations to Net Income (Loss) Available to Common Shareholders

(Unaudited)

	For the Three Months Ended March 31,
	2016	2015
	(In millions)
Total Americas Operations:
Operating earnings available to common shareholders, adjusted for total notable items	$1,254	$1,397
Add: Total notable items	(116)	(16)

Operating earnings available to common shareholders	1,138	1,381
Add: Net investment gains (losses)	(271)	274
Add: Net derivative gains (losses)	449	577
Add: Other adjustments to continuing operations	(202)	(268)
Add: Provision for income tax (expense) benefit	(8)	(205)
Less: Net income (loss) attributable to noncontrolling interests	1	3

Net income (loss) available to MetLife, Inc.’s common shareholders	$1,105	$1,756

Retail:
Operating earnings available to common shareholders, adjusted for total notable items	$586	$656
Add: Total notable items	(54)	(3)

Operating earnings available to common shareholders	532	653
Add: Net investment gains (losses)	(117)	68
Add: Net derivative gains (losses)	(11)	313
Add: Other adjustments to continuing operations	(32)	(192)
Add: Provision for income tax (expense) benefit	56	(66)

Net income (loss) available to MetLife, Inc.’s common shareholders	$428	$776

Group, Voluntary & Worksite Benefits:
Operating earnings available to common shareholders, adjusted for total notable items	$191	$240
Add: Total notable items	(17)	(12)

Operating earnings available to common shareholders	174	228
Add: Net investment gains (losses)	(39)	3
Add: Net derivative gains (losses)	291	205
Add: Other adjustments to continuing operations	(45)	(42)
Add: Provision for income tax (expense) benefit	(72)	(58)

Net income (loss) available to MetLife, Inc.’s common shareholders	$309	$336

Corporate Benefit Funding:
Operating earnings available to common shareholders, adjusted for total notable items	$325	$369
Add: Total notable items	(30)	—

Operating earnings available to common shareholders	295	369
Add: Net investment gains (losses)	(93)	205
Add: Net derivative gains (losses)	85	80
Add: Other adjustments to continuing operations	(75)	(39)
Add: Provision for income tax (expense) benefit	29	(86)

Net income (loss) available to MetLife, Inc.’s common shareholders	$241	$529

Latin America:
Operating earnings available to common shareholders, adjusted for total notable items	$152	$132
Add: Total notable items	(15)	(1)

Operating earnings available to common shareholders	137	131
Add: Net investment gains (losses)	(22)	(2)
Add: Net derivative gains (losses)	84	(21)
Add: Other adjustments to continuing operations	(50)	5
Add: Provision for income tax (expense) benefit	(21)	5
Less: Net income (loss) attributable to noncontrolling interests	1	3

Net income (loss) available to MetLife, Inc.’s common shareholders	$127	$115

Asia:
Operating earnings available to common shareholders, adjusted for total notable items	$305	$327
Add: Total notable items	—	—

Operating earnings available to common shareholders	305	327
Add: Net investment gains (losses)	223	68
Add: Net derivative gains (losses)	411	18
Add: Other adjustments to continuing operations	67	(55)
Add: Provision for income tax (expense) benefit	(143)	(10)

Net income (loss) available to MetLife, Inc.’s common shareholders	$863	$348

EMEA:
Operating earnings available to common shareholders, adjusted for total notable items	$63	$70
Add: Total notable items	—	—

Operating earnings available to common shareholders	63	70
Add: Net investment gains (losses)	8	3
Add: Net derivative gains (losses)	(1)	1
Add: Other adjustments to continuing operations	18	19
Add: Provision for income tax (expense) benefit	(14)	(26)
Less: Net income (loss) attributable to noncontrolling interests	1	2

Net income (loss) available to MetLife, Inc.’s common shareholders	$73	$65

Corporate & Other:
Operating earnings available to common shareholders, adjusted for total notable items	$(172)	$(140)
Add: Total notable items	(5)	—

Operating earnings available to common shareholders	(177)	(140)
Add: Net investment gains (losses)	55	(59)
Add: Net derivative gains (losses)	476	225
Add: Other adjustments to continuing operations	(68)	(6)
Add: Provision for income tax (expense) benefit	(132)	(61)

Net income (loss) available to MetLife, Inc.’s common shareholders	$154	$(41)

See footnotes on last page.

MetLife, Inc.

GAAP Interim Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended March 31,
	2016	2015
	(In millions)
Revenues
Premiums	$9,693	$9,253
Universal life and investment-type product policy fees	2,344	2,394
Net investment income	4,559	5,461
Other revenues	487	495
Net investment gains (losses):
Other-than-temporary impairments on fixed maturity securities	(78)	(8)
Other-than-temporary impairments on fixed maturity securities transferred to other comprehensive income (loss)	—	(10)
Other net investment gains (losses)	93	304

Total net investment gains (losses)	15	286
Net derivative gains (losses)	1,335	821

Total revenues	18,433	18,710

Expenses
Policyholder benefits and claims	9,678	9,257
Interest credited to policyholder account balances	1,326	1,995
Policyholder dividends	315	339
Other expenses	4,192	4,060

Total expenses	15,511	15,651

Income (loss) from continuing operations before provision for income tax	2,922	3,059
Provision for income tax expense (benefit)	719	896

Income (loss) from continuing operations, net of income tax	2,203	2,163
Income (loss) from discontinued operations, net of income tax	—	—

Net Income (loss)	2,203	2,163
Less: Net income (loss) attributable to noncontrolling interests	2	5

Net income (loss) attributable to MetLife, Inc.	2,201	2,158
Less: Preferred stock dividends	6	30

Net income (loss) available to MetLife, Inc.’s common shareholders	$2,195	$2,128

(1)	The impacts of asymmetrical and non-economic accounting for the three months ended March 31, 2016 are as follows: (i) Net investment gains (losses) - $160 million; (ii) Net derivative gains (losses) - $1.2 billion; (iii) Policyholder benefits and claims and policyholder dividends - ($71) million; (iv) Amortization of DAC and VOBA - ($53) million; and (v) Provision for income tax (expense) benefit - $444 million.
(2)	Operating earnings available to common shareholders per diluted share is calculated on a stand alone basis and may not equal the sum of operating earnings available to common shareholders per diluted share, adjusted for total notable items and total notable items.
(3)	Book values exclude $2,066 million and $2,043 million of equity related to preferred stock at March 31, 2016 and 2015, respectively.
(4)	Annualized using quarter-to-date results.